EXHIBIT 24
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors of Regions Financial Corporation, a Delaware corporation (the “Company”), by his or her execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Tara A. Plimpton and Karin K. Allen as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for the undersigned and in the undersigned’s name, place, and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”) to be filed with the Securities and Exchange Commission (the “Commission”), including any and all amendments or supplements to the 2024 Annual Report, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and hereby grants unto each of said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutions, shall do or cause to be done by virtue hereof.
This power of attorney will be governed by and construed in accordance with the laws of the State of Delaware. The execution of this power of attorney is not intended to, and does not, revoke any prior powers of attorney.
IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of this 12th day of February, 2025.

/s/ Mark A. Crosswhite Mark A. Crosswhite	/s/ James T. Prokopanko James T. Prokopanko
/s/ Noopur Davis Noopur Davis	/s/ Alison S. Rand Alison S. Rand
/s/ Zhanna Golodryga Zhanna Golodryga	/s/ William C. Rhodes, III William C. Rhodes, III
/s/ J. Thomas Hill J. Thomas Hill	/s/ Lee J. Styslinger III Lee J. Styslinger III
/s/ Roger W. Jenkins Roger W. Jenkins	/s/ José S. Suquet José S. Suquet
/s/ Joia M. Johnson Joia M. Johnson	/s/ Timothy Vines Timothy Vines
/s/ Ruth Ann Marshall Ruth Ann Marshall